UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2014 (February 3, 2014)

Emdeon Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-182786	20-5799664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 932-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2014, Emdeon Inc. (the “Company”) announced that Bob Newport is leaving the Company to pursue other opportunities. Mr. Newport will remain in his position as Executive Vice President and Chief Financial Officer of the Company until March 31, 2014 or such earlier date as determined by the Company following the completion of Mr. Newport’s transition duties (the “Transition Date”).

The Company also announced that Randy Giles has been appointed as Executive Vice President Finance of the Company and, effective as of the Transition Date, Mr. Giles also will assume the role of Chief Financial Officer of the Company. In order to ensure a smooth transition, Mr. Giles will commence employment with the Company on February 4, 2014 and work closely with Mr. Newport until the Transition Date.

Additional information about the management changes described above is included in the Company’s press release issued on February 3, 2014, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Newport’s Transition Agreement

On February 4, 2014, the Company and Mr. Newport entered into a transition letter agreement (the “Letter Agreement”) with respect to Mr. Newport’s continued employment with the Company until the Transition Date. The material terms of the Letter Agreement are as follows: (i) Mr. Newport shall continue to be the Chief Financial Officer of the Company until the Transition Date, (ii) Mr. Newport’s departure will constitute a termination without “cause” for purposes of the terms and conditions of the employment agreement by and between Mr. Newport and Emdeon Business Services LLC, dated September 14, 2012 and (iii) in addition to the payments and benefits Mr. Newport is entitled to under his employment agreement, Mr. Newport will receive a lump sum payment of $100,000 which payment represents the prorated portion of Mr. Newport’s annual bonus in respect of the 2014 fiscal year. The terms of the Letter Agreement are subject to Mr. Newport’s continued employment through the Transition Date and his execution of a standard release.

Mr. Giles’s Employment Agreement

The Company entered into an employment agreement with Mr. Giles, effective February 4, 2014. Mr. Giles’s employment agreement does not have a specified term.

Compensation Arrangements

Mr. Giles’s employment agreement also includes the terms summarized below:

•	base salary at an annual rate of $450,000;

•	target annual bonus of 85% of base salary (and a maximum bonus of 170% of base salary), based upon performance goals to be established by the Company’s board of directors on an annual basis;

•	reimbursement of reasonable costs associated with his relocation and an allowance to establish a permanent residence in the greater Nashville metropolitan area of up to $25,000; and

•	participation in the Company’s employee benefit plans and programs.

Termination and Other Provisions

Generally, either party may terminate Mr. Giles’s employment at any time, but Mr. Giles must provide 30 days’ advance written notice to the Company of his resignation.

Pursuant to the terms of Mr. Giles’s employment agreement, if Mr. Giles’s employment is terminated without “cause” by the Company, by him as a result of a resignation for “good reason”, or in the event of death or permanent disability, in addition to certain accrued amounts, Mr. Giles will be entitled to receive:

•	continuation of his base salary for a period of one year,

•	installment payments over one year equal to his target annual bonus; and

•	an amount (paid either periodically or in a lump sum at the Company’s discretion) equal to the portion of health insurance premium that the Company would have paid for active employees with similar coverage for a period of 12 months.

The amounts payable to Mr. Giles upon a termination of employment described above are subject to Mr. Giles providing a release of all claims to the Company. Furthermore, the severance payments and benefits are contingent upon Mr. Giles’s continued compliance with the non-competition, non-solicitation, non-disparagement and confidentiality covenants contained in his employment agreement. The confidentiality and non-disparagement covenants have indefinite terms, and the non-competition and non-solicitation covenants each have a term effective both during employment and for twelve months following a termination of his employment.

Mr. Giles’s Equity Arrangements

In connection with his employment, on February 4, 2014, our parent company, Beagle Parent Corp. (“Parent”), granted Mr. Giles stock options to purchase an aggregate of 7,000 shares of Parent common stock under Parent’s equity plan. The option awards are divided into four tranches as follows:

•	2,750 Tier 1 time-vesting options, which have an exercise price per share equal to $1,020 (the grant date fair market value as determined by Parent) and vest in equal 20% annual installments on the first through the fifth anniversary of the date of grant, subject to the optionee’s continued employment through each vesting date;

•	1,500 Tier 2 time-vesting options, which have an exercise price of $2,500, and vest in equal 20% annual installments on the first through the fifth anniversary of the date of grant, subject to the optionee’s continued employment through each vesting date;

•	1,375 2x exit-vesting options, which have an exercise price per share equal to $1,020, and vest, subject to the optionee’s continued employment through the vesting date, on the date when Blackstone has sold at least 25% of the maximum number of Parent shares held by it from time to time, and shall have received cash proceeds in respect of all such Parent shares at a weighted average price per Parent share that is (i) equal to at least 2.0 times Blackstone’s cumulative invested capital (measured on a per Parent share basis) in Parent (the “2x MOIC Hurdle”) or (ii) sufficient to result in an annual internal rate of return on Blackstone’s cumulative invested capital in Parent of at least 20% (the “20% IRR Hurdle”); and

•	1,375 2.5x exit-vesting options, which have an exercise price per share equal to $1,020, and vest, subject to the optionee’s continued employment through the vesting date, on the date when Blackstone has sold at least 25% of the maximum number of Parent shares held by it from time to time, and shall have received cash proceeds in respect of all such Parent shares at a weighted average price per Parent share that is (i) equal to at least 2.5 times Blackstone’s cumulative invested capital (measured on a per Parent share basis) in Parent (the “2.5x MOIC Hurdle”) or (ii) sufficient to result in an annual internal rate of return on Blackstone’s cumulative invested capital in Parent of at least 25% (the “25% IRR Hurdle”).

These options include acceleration of vesting features in connection with a change of control (as defined in Parent’s stockholders’ agreement). All outstanding unvested (i) Tier 1 and Tier 2 time-vesting options will vest in full to the extent not previously forfeited; (ii) 2x exit-vesting options will become fully vested if either the 2x MOIC Hurdle or the 20% IRR Hurdle is satisfied in connection with the change of control; and (iii) 2.5x exit-vesting options will become fully vested if either the 2.5x MOIC Hurdle or 25% IRR Hurdle is satisfied in connection with the change of control.

Additionally, on February 4, 2014, Parent granted Mr. Giles 1,500 restricted share units. Each restricted share unit represents the right to receive one share of common stock of Parent. The restricted share units vest in equal 20% annual installments on the first through fifth anniversary of the date of the grant, subject to Mr. Giles’s continued employment through each vesting date. The restricted share units will vest in full to the extent not previously forfeited at the earlier to occur of (i) a change in control, (ii) a termination of Mr. Giles employment either by the Company without “cause” or by him as a result of a resignation for “good reason”, or (iii) Mr. Giles’s death or permanent disability.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated February 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMDEON INC.

Date: February 5, 2014	By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated February 3, 2014